Exhibit 6(b)
                           [NAME OF DEALER]
                              [ADDRESS]
                              [ADDRESS]

                       SELECTED DEALER AGREEMENT
                        FOR SUBSCRIPTION PERIOD

Dear Sirs and Mesdames:

You have an agreement with ____________________________________
(the "Fund"), a series of _______________________________________
and an open-end investment company, pursuant to which you act as the principal underwriter and distributor for the sale of Fund shares, and as such have the right to distribute Fund shares for resale. We have received a copy of the ________________________ __________ [name of relevant underwriting/distribution agreement] (the "Distribution Agreement") between yourself and the Fund and reference is made herein to certain provisions of such Distribution Agreement. This Agreement relates solely to the subscription period described in such Distribution Agreement. Subject to the foregoing, you have invited us to become a selected dealer to distribute Fund shares on the following terms:

1.  Purchases of Fund Shares for Sale to Customers

    (a) We agree, subject to the provisions of the Distribution Agreement with respect to the subscription period and the conditions contained herein, to purchase from you on the next business day following the termination of the subscription period, or such other date as you may advise us (the "Closing Date"), such number of Fund shares as to which we have placed orders with you not later than 8:00 p.m., New York time, on the last business day of the subscription period.

    (b) We agree that all purchases by us from you shall be made only to cover orders received by us from our customers, or for our own bona fide investment.

    (c) We agree to sell shares of the Fund to our customers subject to minimum investment requirements applicable to each order and at the applicable public offering price described in the prospectus and statement of additional information of such Fund in effect during the subscription period (the prospectus and statement of additional information in effect during the subscription period being sometimes referred to together herein as the "then current prospectus").

    (d) We understand that all orders are subject to acceptance or rejection by you or the Fund in the sole discretion of either. The handling of orders by the parties shall be subject to such procedures as may be mutually agreed upon from time to time.

    (e) Payment for Fund shares purchased by us shall be made on the Closing Date by Federal Funds wire. We agree that the cost of such wire, and the interest cost associated with any delayed wire, shall be our responsibility.

2.  Selling Procedures/Sales Materials

    (a) "Sales Material," as used herein, shall include, without limitation, promotional materials, sales literature, advertisements, press releases, announcements, circulars, research reports, market letters, performance reports or summaries, form letters, posters, signs and other similar materials, whether in print, hypertext, video, audio or other media, and any items derived from the foregoing, and including sales materials intended for wholesale use (i.e., broker/dealer use only) or retail use.

    (b) We shall not make any representation concerning the Fund or its securities except those contained in the then current prospectus or any Sales Materials furnished by you relating to the Fund. (We assume no responsibility or liability for representations contained in any of such documents.) You agree to notify us in writing at the address specified in paragraph (c) of any change to the prospectus or statement of additional information of the Fund, specifying such change, at least 10 days before making such change, provided that if such notice is not reasonably practicable, you may provide us with the required notice within such other period as is reasonable under the circumstances, but, in any event, not later than concurrently with such change.

    (c) You agree to supply to us at your expense additional copies of the prospectus and statement of additional information for the Fund and any printed supplemental material in reasonable quantities upon request. Such materials shall be mailed to us at ________________
        ________________________________________________________
        ______________________________ [DEALER NAME AND ADDRESS].
         We agree to deliver copies of the above materials to our
        customers in accordance with applicable law and the rules
        of the Securities and Exchange Commission ("SEC").

    (d) In distributing Fund materials within our offices or through our offices to our customers, we assume no responsibility or liability for the representations or any omissions contained in any Sales Materials nor for representations or any omissions contained in the prospectus or statement of additional information relating to the Fund.

    (e) With the exception of (i) listings of product offerings;
        (ii) materials in the public domain (e.g., magazine articles and trade publications); and (iii) materials used by us on an internal basis only, we agree not to furnish or cause to be furnished to any third parties or to display publicly or publish any Sales Materials, except such Sales Materials relating to the Fund as may be distributed to us by you or approved for distribution by you upon our request.

3.  Compensation

    (a) We understand that you will compensate us only in the case of purchases made for our customers, or our own bona fide investment, and then only where an order for the purchase of securities is obtained by a registered representative in the employ of ________________________ ("Dealer") or a direct or indirect subsidiary or other affiliate thereof.

    (b) We understand and agree that the dealer concession or selling concession payable by you to us for the sale of Fund shares will be in an amount as set forth in Schedule I hereto, as amended from time to time by mutual agreement of the parties.

    (c) Paragraphs (a) through (c) shall survive the termination of this Agreement.

4.  NASD Membership

    (a) You and we are registered and/or licensed as a broker and/or dealer under the Federal and applicable state laws. You and we represent and warrant to each other that you and we are each members of the National Association of Securities Dealers, Inc. (the "NASD").

    (b) Each of us agrees to notify the other immediately if we cease to be registered or licensed as a broker or dealer or fail to be a member in good standing of the NASD.

    (c) You and we agree to abide by the rules and regulations of the NASD, including, without limitation, Rule 2830 of the Conduct Rules of the NASD.

5.  Compliance with Regulatory Requirements

You represent and warrant to us the following:

    (a) The Fund has filed a registration statement (a "Registration Statement") with the SEC relating to its shares under the Securities Act of 1933, as amended (the "1933 Act"), on Form N-1A, including a prospectus and a statement of additional information. The Registration Statement (including the prospectus and the statement of additional information) conforms in all respects to the requirements of the 1933 Act, the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules thereunder.

    (b) To the extent required by law, the Fund is registered and its shares are qualified for sale in all states and other jurisdictions in the United States unless we are notified in writing to the contrary. We may rely solely on such representation in selling the shares, but you assume no responsibility or obligation as to our right as a broker-dealer to sell shares of the Fund in any state or jurisdiction.

    (c) The then current prospectus of the Fund contains such disclosure with respect to fees paid by you to us in connection with the sale of Fund shares as is necessary to comply with the rules and regulations of the NASD, including, without limitation, disclosure of all compensation of the type described in Section 3 hereof as required by Rule 2830 of the Conduct Rules of the NASD. Such fees will be in compliance with the rules and regulations of the NASD, including, without limitation, Rule 2830 of the Conduct Rules of the NASD.

    (d) The Fund is a "no load" or "no sales charge" fund as defined in Rule 2830 of the Conduct Rules of the NASD.

    (e) Each investment adviser of the Fund is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and in any state where registration is required.

    (f) The Registration Statement (including the prospectus and statement of additional information) and any Sales Materials relating to the Fund provided by you to us do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

    (g) All Sales Materials will comply in all material respects with the rules and regulations of the SEC, the NASD and any states having such rules and regulations and will be filed with the NASD or SEC and the relevant states as required by the rules and regulations of the NASD, the SEC and such states, respectively.

    (h) The foregoing representations and warranties will be true and correct at all times during the term of this Agreement (with references to the Registration Statement being deemed to refer to the Registration Statement in effect at the time such reference is made and to the then current prospectus of the Fund).

6.  Indemnification

    (a) You agree to indemnify us (for the purposes of Sections 6 and 7, "us" and "we" shall mean Dealer, the officers, directors, employees and agents of Dealer, and any person who is or may be deemed to be a controlling person of Dealer) and hold us harmless against any and all losses, claims, damages, liabilities or expenses (including the reasonable costs of investigation and attorney's fees and expenses as such expenses are incurred by us in any action or proceeding between the parties hereto or between us and any third party) to which we may become subject under the 1933 Act, the 1940 Act, or otherwise, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any untrue statement of a material fact or alleged untrue statement of a material fact contained in any Registration Statement of the Fund (including any prospectus or statement of additional information which is part of any such Registration Statement) or any amendment or supplement thereto or in any Sales Materials relating to the Fund provided to us by you (whether or not we have approved the use of such Sales Materials, or arises out of or is based on the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. This indemnity agreement will be in addition to any liability which you may otherwise have. No indemnity by you hereunder shall apply in respect of any prospectus, statement of additional information or Sales Materials used at a time not authorized under the 1933 Act or the regulations adopted thereunder, provided that you have informed us in writing that there is no such authorization.

    (b) If we seek indemnity under this Section we shall, promptly after receipt of notice of commencement of any action, suit or proceeding against us, give written notice of the commencement of such action, suit or proceeding to you, but the omission so to notify you shall not relieve you from any obligation you may otherwise have. In case such notice of any such action shall be so given, you shall be entitled to participate at your own expense in the defense, or, if you so elect, to assume the defense of such action, in which event such defense shall be conducted by counsel (satisfactory to us) chosen by you; provided, however, that you shall not have the right to assume the defense of any action in which the named parties (including any implied parties) include both you and us in which counsel to either of us has advised that there may be legal defenses available to us which are different from or in addition to those available to you.
         If you do not elect to assume the defense of such action
        and in cases where separate counsel is retained because of the availability of different defenses, you will reimburse us for the reasonable fees and expenses of any counsel retained by us. Payment (other than the reimbursement of our legal and other related fees and expenses, which will be payable to us upon your receipt of our bill related thereto) shall be made upon any final determination of liability resulting from such claim or misstatement or omission by a court, panel of arbitrators, administrative agency or self-regulatory organization, or upon any statement of any dispute, the subject of which involves such a claim. In any action in which you have elected to assume the defense, we shall bear the fees and expenses of any additional counsel we retain, unless either of us has retained separate counsel because there are legal defenses available to one of us which are different from or in addition to those available to the other of us, in which case you shall bear the fees and expenses of our counsel as well.

    (c) This Section 6 shall survive the termination of this Agreement.

7.  Contribution

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by such party under this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of such party in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relevant benefits received by you on the one hand and by us on the other hand under this Agreement shall be deemed to be in the same respective proportions as the total gross dollar amount of sales of Fund shares received by you from us (the "Amount X") less the Amount Y (defined below), and the total dollar amount of dealer concessions or selling concession received by us from you (the "Amount Y"), bear to the Amount X (i.e., your relative benefit shall be deemed to be in the same proportion as the Amount X less the Amount Y bears to the Amount X, and our relative benefit shall be deemed to be in the same proportion as the Amount Y bears to the Amount X).

The relative fault of a party shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such party and such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, we shall not be required to contribute any amount in excess of the amount by which the total price at which Fund shares were offered to the public exceeds the amount of any damages which we have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

This Section 7 shall survive the termination of this Agreement.

8.  Termination

This Agreement shall terminate at the close of business on the Closing Date. Prior to the Closing Date, this Agreement may be terminated by us immediately upon written notice to you at any time. Prior to the Closing Date, this Agreement may be terminated by you immediately upon written notice to us at least five business days prior to the date of our mailing of any materials relating to the offering of shares of the Fund to our customers. If this Agreement is terminated by you pursuant to this Section 8, you shall reimburse us promptly for all expenses incurred by us prior to the termination under this Agreement. If this Agreement is terminated by us pursuant to this Section 8, we shall be responsible for our own expenses incurred under this Agreement.

This Agreement may be amended upon the mutual written agreement of the parties hereto. This Agreement shall be in substitution of any prior agreement between us regarding the distribution of Fund shares.

9.  Miscellaneous

    (a) We understand and agree that we have no authority in any case to act as agent for the Fund or you, and that we are in no way responsible for the manner of your performance or for any of your acts or omissions in connection therewith. Nothing shall constitute us as a syndicate, association, joint venture, partnership, unincorporated business, or other separate entity or otherwise partners with you.

    (b) The Fund reserves the right in its discretion and you reserve the right, in your discretion and without notice to us, subject to applicable law, to withdraw the offering of shares of the Fund. If the offering is withdrawn pursuant to this paragraph, you shall reimburse us promptly for all expenses incurred by us prior to the withdrawal under this Agreement and, if such withdrawal occurs after we have mailed any materials relating to the offering to our customers, for reasonable expenses we incur in notifying our customers of the withdrawal.

    (c) All communications shall be sent to us at our offices at ___________________________________________ [NAME AND
        ADDRESS OF DEALER], and to you at the address you have provided at the end of this Agreement. Notice shall be deemed to have been given on the date it was either delivered personally to the other party or any officer or member thereof or was either received by express delivery or telecopy (with receipt) by the other party at his or her address specified in this Agreement. Either party may change the address to which communications to it shall be sent by giving notice thereof in accordance with this provision.

    (d) This Agreement shall become effective as of the date when it is executed and dated by you below.  This Agreement
        shall be governed by the laws and the State of
        _________________.

    (e) The parties agree that, notwithstanding the rules of the NASD or the Constitution and Rules of the New York Stock Exchange, Inc. or the rules concerning arbitration of any other self-regulatory organizations to which the parties might be members, any claims that we have against each other arising out of this Agreement or the subject matter hereof shall be brought in either the United States District Court for the ____________________ District of _____________ or the [insert name of appropriate state courts of the State of ___________________], and you hereby consent to the jurisdiction of such courts for the purposes of any such claims; provided, however, that in the event any claim is brought against us by a third-party in any court or arbitral forum involving the subject matter of this Agreement, you agree that we may assert a cross-claim or third-party claim against you in such court or arbitral proceeding, and you hereby consent to the jurisdiction of the court in any such judicial proceeding, and agree and consent to arbitration before any such arbitral forum, for the purpose of us asserting such a cross-claim or third party claim.

                           [NAME OF DEALER]

                          By:_____________________________
                             (Authorized Signature)

                            ______________________________
                             Name

                            ______________________________
                             Title
Accepted:

Firm Name:_________________

By:________________________

___________________________
      Name

___________________________
      Title

Address:___________________

Date: _____________________